Servicing Agreement

                                      among

                          SUNRISE FUNDING CORPORATION I
                                   ("Issuer")

                                       and

                           SUNRISE LEASING CORPORATION
                         ("Contributor" and "Servicer")

                                       and

            NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
                                   ("Trustee")

                          Dated as of November 1, 1996

                                Table of Contents

Section                    Heading                                      Page

Article 1                  Definitions                                     1
       Section 1.01.       Defined Terms                                   1

Article 2                  Servicer Representations, Warranties and
                            Covenants                                      3
       Section 2.01.       Representations and Warranties                  3
       Section 2.02.       Covenants                                       5

Article 3                  Administration and Servicing of Lease Contracts 5
       Section 3.01.       Responsibilities of Servicer                    5
       Section 3.02.       Servicer Standard of Care                       8
       Section 3.03.       Lockbox Account and Servicer Remittances        8
       Section 3.04.       Servicer Advances                               9
       Section 3.05.       Financing Statements                            9
       Section 3.06.       Maintenance of Insurance Policy; Insurance
                            Proceeds                                       10
       Section 3.07.       Personal Property and Sales Taxes               10
       Section 3.08.       No Offset                                       10
       Section 3.09.       Servicing Compensation                          10
       Section 3.10.       Substitution or Purchase of Lease Contracts and
                            Lease Receivables                              10
       Section 3.11.       Vendor Agreements                               11

Article 4                  Accountings, Statement and Reports              11
       Section 4.01.       Monthly Servicer's Reports                      11
       Section 4.02.       Financial Statements; Certification as to
                            Compliance; Notice of Default                  12
       Section 4.03.       Independent Accountants' Reports                13
       Section 4.04.       Access to Certain Documentation and
                            Information                                    14
       Section 4.05.       Trustee to Cooperate                            15
       Section 4.06.       Oversight of Servicing                          15
Article 5                  The Servicer and the Issuer                     16
       Section 5.01.       Servicer Indemnification                        16
       Section 5.02.       Corporate Existence; Reorganizations            17
       Section 5.03.       Limitation on Liability of the Servicer and
                            Others                                         17
       Section 5.04.       The Servicer Not to Resign                      17
       Section 5.05.       Issuer Indemnification                          18

Article 6                  Servicing Termination                           18
       Section 6.01.       Servicer Events of Default                      18
       Section 6.02.       Appointment of Successor Servicer               21
       Section 6.03.       Notification to Noteholders                     22
       Section 6.04.       Waiver of Past Defaults                         22
       Section 6.05.       Effects of Termination of Servicer              22
       Section 6.06.       No Effect on Other Parties                      22

Article 7                  Miscellaneous Provisions                        22
       Section 7.01.       Termination of the Servicing Agreement          23
       Section 7.02.       Amendments                                      23
       Section 7.03.       Governing Law                                   23
       Section 7.04.       Notices                                         24
       Section 7.05.       Severability of Provisions                      24
       Section 7.06.       Binding Effect                                  25
       Section 7.07.       Article Headings and Captions                   25
       Section 7.08.       Legal Holidays                                  25
       Section 7.09.       Assignment for Security for the Notes           25
       Section 7.10.       No Servicing Assignment                         25
       Section 7.11.       Counterparts                                    25
       Section 7.12.       Trustee's Protections Under the Indenture       25
                                                                           25
Signatures
                                                                           26
Exhibit A - Form of Monthly Servicer's Report

                               SERVICING AGREEMENT

       This Servicing Agreement, dated as of November 1, 1996 (the "Agreement"), is entered into by and among SUNRISE FUNDING CORPORATION I, a Minnesota corporation (herein, together with its permitted successors and assigns, the "Issuer"), SUNRISE LEASING CORPORATION, a Minnesota corporation (herein, together with its permitted successors and assigns, in its capacity as contributor, the "Contributor", and in its capacity as servicer, the "Servicer"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as trustee (herein, together with its permitted successors and assigns, the "Trustee"), under the Indenture (defined below).

                              Preliminary Statement

         The Issuer has entered into an Indenture, dated as of November 1, 1996 (as amended and supplemented from time to time, the "Indenture"), with the Trustee and the Servicer, pursuant to which the Issuer intends to issue its $20,000,000 Lease Receivables-Backed Notes (the "Notes").

         The  Issuer  and  the  Contributor  have  entered  into a  Contribution
Agreement, dated as of November 1, 1996 (the "Contribution Agreement"), providing for, among other things, the contribution by the Contributor to the Issuer from time to time of all of its right, title and interest in and to certain Lease Assets. The Issuer is and will be pledging the Lease Contracts, the Lease Receivables, the related Equipment and such other rights as granted by the Contributor to the Issuer to the Trustee as security for the Notes. As a precondition to the effectiveness of the Contribution Agreement, the Contribution Agreement requires that the Servicer, the Issuer and the Trustee enter into this Agreement to provide for the servicing of the Lease Assets.

         In order to further secure the Notes, the Issuer is granting to the Trustee a security interest in, among other things, the Issuer's rights derived under this Agreement and the Servicer agrees that all covenants and agreements made by the Servicer herein with respect to the Lease Assets shall also be for the benefit and security of the Trustee and all Holders from time to time of the Notes. For its services under this Agreement, the Servicer will receive a Servicer Fee as provided herein and in the Indenture.

                                    Article 1

                                   Definitions

         Section 1.01. Defined Terms. Except as otherwise specified or as the context may otherwise require, the following terms have the respective meanings set forth below for all purposes of this Agreement, and the definitions of such terms are equally applicable both to the singular and plural forms of such terms and to the masculine, feminine and neuter genders of such terms. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Indenture.


         "Contribution Agreement" shall mean the Contribution Agreement between the Contributor and the Issuer dated of even date herewith, together with the Lease Asset Assignment executed and delivered in connection therewith.

         "Contributor" shall mean Sunrise Leasing Corporation, a Minnesota Corporation.

         "Independent Accountants" shall initially mean Arthur Andersen LLP; provided, that such firm is independent with respect to the Servicer within the meaning of the Securities Act of 1933, as amended.

         "Issuer"  shall  mean  Sunrise  Funding   Corporation  I,  a  Minnesota
corporation.

         "Lease Assets" shall have the meaning specified in the Contribution Agreement.

         "Lease Contract Files" shall have the meaning specified in the Contribution Agreement.

         "Lease Receivable" shall mean the meaning specified in the Contribution Agreement.

         "Liquidated Lease Receivable" shall mean a Lease Receivable that has been liquidated pursuant to Section 3.01(b) hereof.

         "Lock Box" shall have the meaning specified in Section 3.03 hereof.

         "Lockbox Account" shall mean the account established by the Servicer pursuant to Section 3.03 hereof, into which account shall be deposited payments related to the Lease Receivables.

         "Lockbox Agreement" shall mean the agreement described in Section 3.03 hereof.

         "Lockbox Bank" shall initially mean State Street Bank and Trust Company, and thereafter any successor.

         "Monthly Servicer's Report" shall mean the report prepared by the Servicer pursuant to Section 4.01 hereof.

         "Officer's Certificate" shall mean a certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice President, the Treasurer or the Secretary of the Servicer.

         "Opinion of Counsel" shall mean a written opinion of counsel in a form that is, and from counsel who is, reasonably acceptable to the person requesting such opinion.

         "Placement  Agent"  shall  mean  Dougherty   Dawkins,   Inc.,  and  its
successors in interest.

         "Reported Company" shall mean Sunrise Resources, Inc. and its Affiliates on a consolidated basis; provided, however, if Sunrise Leasing Corporation is no longer acting as Servicer, then "Reported Company" shall also mean any successor Servicer appointed pursuant to this Agreement.

         "Reported Company's Financial Statements" shall include the Reported Company's audited consolidated balance sheet, income statement, statement of cash flows, auditors opinion letter regarding audited financial statements and all notes to the audited financial statements.

         "Servicer" shall initially mean Sunrise Leasing Corporation, until a successor Person shall have become the Servicer pursuant to the applicable provisions of this Agreement, and thereafter "Servicer" shall mean such successor Person.

         "Servicer Advance" shall have the meaning set forth in Section 3.04 hereof.

         "Servicer Default" shall mean any occurrence or circumstance which with notice or the lapse of time or both would be a Servicer Event of Default under this Agreement.

         "Servicer Event of Default" shall mean each of the occurrences or circumstances enumerated in Section 6.01 hereof.

         "Servicer  Termination  Notice"  means the notice  described in Section
6.01 hereof.

         "Servicing Officer" shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Lease Assets, as identified on the list of Servicing Officers furnished by the Servicer to the Trustee and the Noteholders from time to time.

         "Substitution Criterion" shall have the meaning specified in the Contribution Agreement.

         "Trustee" shall initially mean Norwest Bank Minnesota, National Association, until a successor Person shall have become the Trustee pursuant to the applicable provisions of the Indenture, and thereafter "Trustee" shall mean such successor Person.

                                    Article 2

               Servicer Representations, Warranties and Covenants

         Section 2.01. Representations and Warranties. The Servicer makes the following representations and warranties, which shall survive the Closing Date:

         (a) Organization and Good Standing. The Servicer has been duly incorporated and is validly existing in good standing as a corporation under the laws of the State of Minnesota, with requisite corporate power and authority to own its properties, perform its obligations under this Agreement and the Indenture and to transact the business in which it is now engaged or in which it proposes to engage; the Servicer is duly qualified to do business and is in good standing in each State in which the nature of its business requires it to be so qualified, except where failure to so qualify would not have a material adverse effect on the ability of the Servicer to perform its obligations under this Agreement and the Indenture.

         (b) Authorization and Binding Obligation. Each of this Agreement and the Indenture has been duly authorized, executed and delivered by the Servicer and constitutes the valid and legally binding obligation of the Servicer enforceable against the Servicer in accordance with its terms, subject as to enforcement to any bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity regardless of whether enforcement is sought in a court of equity or law.

         (c) No Violation. The entering into of this Agreement and the Indenture, the performance by the Servicer of its obligations under this Agreement and the Indenture and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Servicer pursuant such an agreement or instrument, nor will such action result in any violation of the provisions of its Articles of Incorporation or Bylaws, or any statute or any order, rule or regulation of any court or any regulatory authority or other governmental agency or body having jurisdiction over it or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court, regulatory authority or other governmental agency or body is required for the Servicer to enter into this Agreement and the Indenture.

         (d) No Proceedings. Except as set forth in the Disclosure Schedule, there are no proceedings or investigations pending, or to the knowledge of the Servicer, threatened against or affecting the Servicer or any subsidiary in or before any court, governmental authority or agency or arbitration board or tribunal, including but not limited to any such proceeding or investigation with respect to any environmental or other liability resulting from the ownership or use of any of the Equipment, which, individually or in the aggregate, involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer and its subsidiaries, or the ability of the Servicer to perform its obligations under this Agreement or the Indenture. The Servicer is not in default with respect to any order of any court, governmental authority or agency or arbitration board or tribunal.

         (e) Approvals. The Servicer (i) is not in violation of any laws, ordinances, governmental rules or regulations to which it is subject, (ii) has not failed to obtain any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business, and (iii) is not in violation in any material respect of any term of any agreement, charter instrument, bylaw or instrument to which it is a party or by which it may be bound, which violation or failure to obtain as specified in (i)-(iii) materially adversely affects the business or condition (financial or otherwise) of the Servicer and its subsidiaries.

         (f) Investment Company. The Servicer is not an investment company which is required to register under the Investment Company Act of 1940, as amended.

         Section  2.02.  Covenants.  (a) The Servicer  covenants as to the Lease
Assets:

                  (i) The Servicer shall not release or assign any Lien in favor of the Trustee on any item of Equipment related to any Lease Contract in whole or in part, except as permitted herein or in the Indenture.

                  (ii) The Servicer will in all material respects duly fulfill all obligations on the Servicer's part to be fulfilled under or in connection with the Lease Assets. The Servicer will not amend, rescind, cancel or modify any Lease Contract or term or provision thereof, except as permitted herein or in the Indenture, and the Servicer will not do anything that would materially impair the rights of the Noteholders in the Lease Assets, except as contemplated herein or in the Indenture.

                  (iii) As more specifically set forth below, in performing its servicing duties hereunder, the Servicer shall collect all payments required to be made by the Customers under the Lease Contracts, enforce all material rights of the Issuer under the Lease Contracts and defend the Equipment against all Persons, claims and demands whatever. The Servicer shall not assign, sell, pledge or exchange or in any way encumber or otherwise dispose of the Equipment, except as permitted hereunder or in the Indenture.

         (b) The Servicer will deliver each of the accountings, statements and reports described in Article 4 hereof to each party as set forth therein.

                                    Article 3

                 Administration and Servicing of Lease Contracts

         Section 3.01. Responsibilities of Servicer. (a) The Servicer, for the benefit of the Noteholders, shall be responsible for, and shall, in accordance with its customary servicing procedure, pursue the managing, servicing, administering, enforcing and making of collections on the Lease Contracts, the Lease Receivables, the Equipment and any Insurance Policies, the enforcement of the Trustee's security interest in the Lease Contracts, the Lease Receivables and Equipment granted pursuant to the Indenture, and, if applicable, the sale or the re-leasing of the Equipment upon the expiration or other termination of the related Lease Contract (or repossession thereof without termination), each in accordance with applicable law and the standards and procedures set forth in this Agreement and any related provisions of the Indenture and the Contribution Agreement. The Servicer's responsibilities shall include collecting and posting of all payments, responding to inquiries of Customers, investigating delinquencies, accounting for collections and furnishing monthly and annual statements to the Trustee and the Noteholders with respect to payments, making Servicer Advances and using its best efforts to maintain the perfected security interest of the Trustee in the Trust Estate. Subject to the terms and conditions of this Agreement, the Servicer (at its expense), acting alone or through a subservicer, shall have full power and authority, acting at its sole discretion, to do any and all things in connection with such managing, servicing, administration, enforcement, collection and such repossession and sale of the Equipment that it may deem necessary or desirable and in the best interests of the Noteholders, including the prudent delegation of such responsibilities. Without limiting the generality of the foregoing, the Servicer, in its own name or in the name of a subservicer, shall, and is hereby authorized and empowered by the Trustee in the Trustee's role as secured party, subject to Section 3.02 hereof, to execute and deliver (on behalf of itself, the Noteholders, the Trustee or any of them) any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Lease Contracts and the Lease Contract Files, in accordance with the Transaction Documents. Subject to the terms and conditions of this Agreement, the Servicer, acting alone or through a subservicer, also may, in its sole discretion, waive any late payment charge or penalty, or any other fees that may be collected in the ordinary course of servicing any Lease Contract. Notwithstanding the foregoing, neither the Servicer, nor any subservicer, shall, except pursuant to a judicial order from a court of competent jurisdiction, or as otherwise expressly provided in this Agreement, release or waive the right to collect the Scheduled Payments or any unpaid balance on any Lease Contract, except with respect to any Lease Contact which is entered into in order to re-lease Equipment relating to an expired Lease Contract, in which case the Servicer may terminate such re-lease lease contract if the Servicer enters into a new re-lease contract, receives the related Equipment back or receives a payment equal to the fair market value of such Equipment from the lessee. The Servicer shall remarket Equipment for which any Lease Contract has expired in a manner consistent with the standard of care set forth in Section 3.02. The Trustee shall, at the expense of the Servicer, furnish the Servicer, or at the request of the Servicer, any subservicer, with any powers of attorney and other documents necessary or appropriate to enable the Servicer or subservicer to carry out its servicing and administrative duties hereunder, and the Trustee shall not be responsible for the Servicer's or subservicer's application or use thereof. Notwithstanding the appointment by the Servicer of a subservicer hereunder, the Servicer shall remain primarily liable for the full performance of its obligations hereunder.

         (b) Notwithstanding any provision to the contrary herein, the Servicer (or a subservicer) shall conduct any Lease Contract management, servicing, administration, collection or enforcement actions in the following manner:

                  (i) The Servicer, as agent for and on behalf of the Issuer, with respect to any Defaulted Lease Contract shall follow such practices and procedures as are normal and consistent with the Servicer's standards and procedures relating to its own lease contracts, lease receivables and equipment that are similar to the Lease Contracts, Lease Receivables and the Equipment, including without limitation, the taking of appropriate actions to foreclose or otherwise liquidate any such Defaulted Lease Contract, together with the related Equipment, to collect any Guaranty Amounts, and to enforce the Issuer's rights in or under the Contribution Agreement. All Recoveries or Residual Proceeds in respect of any such Lease Contract, Lease Receivable and the related Equipment received by the Servicer shall be remitted to the Trustee for deposit in the Collection Account pursuant to Section 3.03(a);

                  (ii) The Servicer may sue to enforce or collect upon Lease Contracts as agent for the Trustee. If the Servicer elects to commence a legal proceeding to enforce a Lease Contract, the act of commencement shall be deemed to be an automatic assignment of the Lease Contract to the Servicer for purposes of collection only. If, however, in any enforcement suit or legal proceeding it is held that the Servicer may not enforce a Lease Contract on the ground that it is not a real party in interest or a holder entitled to enforce the Lease Contract, then the Trustee shall, at the Servicer's request and expense, take such steps as the Servicer deems necessary and instructs the Trustee in writing to take to enforce the Lease Contract, including bringing suit in its name or the name of the Issuer or the names of the Noteholders, and the Trustee shall be indemnified by the Servicer for any such action taken;

                  (iii) The Servicer shall exercise any rights of recourse against third parties that exist with respect to any Lease Contract in accordance with the Servicer's usual practice and applicable law. In exercising recourse rights, the Servicer is authorized on the Trustee's behalf to release the security interest of the Trustee in the Lease Contract to the person against whom recourse exists to the extent necessary, and at the price set forth in the document creating the recourse. The Servicer will not reduce or diminish such recourse rights, except to the extent that it exercises such right;

                  (iv) The Servicer may not accept Substitute Lease Contracts that do not comply with Section 3.10 hereof, Sections 3.03 and 3.04 of the Contribution Agreement and Section 4.03 of the Indenture;

                  (v) Without in any way limiting the generality of Section 3.01(b)(i), the Servicer may waive, modify or vary any terms of any Lease Contract or consent to the postponement of strict compliance with any such term if in the Servicer's reasonable and prudent determination such waiver, modification or postponement is not materially adverse to the Noteholders; provided, however, that (A) the Servicer shall not forgive any payment of rent, and (B) the Servicer shall not permit any modification, waivers, variation or postponements with respect to any Lease Contract that would decrease the Scheduled Payment, defer the payment of any principal or interest or any Scheduled Payment, reduce the Aggregate Implicit Principal Balance relating to the Notes, or prevent the complete amortization of the Aggregate Implicit Principal Balance relating to the Notes from occurring by the Calculation Date preceding the Stated Maturity. The Monthly Servicer's Report shall indicate any modification of any Scheduled Payment;

                  (vi) The Servicer shall not consent to the termination of any Lease Contract in connection with loss of or damage to the related Equipment unless the Customer has paid an amount not less than an amount equal to the sum of (a) the present value of the unpaid Scheduled Payments on such Lease Contract, (discounted at the rate set forth in such Lease Contract or consistent with the Servicer's past practice) and (b) the amount set forth in such Lease Contract as the purchase option price for such Equipment, or if less, the maximum amount legally collectible under the related Lease Contract;

                  (vii) In the event that the Servicer or any subservicer in the enforcement of any Lease Contract or otherwise (A) acquires title to any item of Equipment with respect to which title was held by the Customer or (B) reclaims possession of Equipment from the Customer, the Servicer shall use its best efforts to sell or re-lease such item of Equipment promptly and consistent with the standard of care set forth in Section 3.02 hereof. Any Recoveries or Residual Proceeds related thereto shall be deposited in accordance with Section 3.03(a) hereof; and

                  (viii) Notwithstanding any provision to the contrary contained in this Agreement, the Servicer or any subservicer shall exercise any right under a Lease Contract to accelerate the unpaid Scheduled Payments, due or to become due thereunder in such a manner as to maximize the net proceeds available to the Issuer; provided, however, that the Servicer will not accelerate any Scheduled Payment unless permitted to do so by the terms of the Lease Contract or under applicable law.

         Section 3.02. Servicer Standard of Care. In managing, administering, servicing, enforcing and making collections on the Lease Contracts and Equipment pursuant to this Agreement, the Servicer will provide such services in a manner consistent with past practice and applicable law and will not change such practice in any way that would cause an adverse material change in such practice. In any event, the Servicer warrants that in providing such services it will exercise that degree of skill and care consistent with that which other lessors in the industry customarily exercise with respect to similar lease contracts and equipment owned or serviced by them. The Servicer shall punctually perform all of its obligations and agreements under this Agreement and shall comply with all applicable federal and state laws and regulations, shall maintain all state and federal licenses and franchises necessary for it to perform its servicing responsibilities hereunder, and shall not materially impair the rights of the Noteholders in any Lease Contracts or payments thereunder.

         Section 3.03. Lockbox Account and Servicer Remittances. (a) The Servicer shall instruct the Customers to send all payments relating to Lease Receivables directly to a lock box maintained by the Lockbox Bank (the "Lock Box") for deposit into an account (the "Lockbox Account") maintained at the Lockbox Bank in the name of, and at the sole control of, the Trustee for the benefit of the Noteholders. On each Business Day, the Trustee shall, or shall cause the Lockbox Bank, under the Lockbox Agreement, dated as of November 8, 1996, by and among the Servicer and the Lockbox Bank (the "Lockbox Agreement"), to transfer all amounts to the Collection Account.

         (b) Except as otherwise provided in this Agreement, the Servicer, as agent of the Issuer, shall remit to the Trustee for deposit in the Collection Account by [4:00 p.m.], Minneapolis time, on each Business Day the amounts described below that have been collected by the Servicer through 4:00 p.m., Minneapolis time, on the preceding Business Day, so long as such amounts, in the aggregate, exceed $1,000:

                  (i) all payments made under the Lease Contracts due after the Cut-Off Date, including prepayments but excluding taxes and Servicing Charges, received directly by the Servicer;

                  (ii) all Residual Proceeds and Recoveries;

                  (iii) the Purchase Price of any Lease Contract purchased by the Contributor or the Issuer, to the extent received by the Servicer;

                  (iv) all Guaranty Amounts; and

                  (v) all Insurance Proceeds.

         The Servicer shall hold in trust for the benefit of the Holders of the Notes any payment it receives relating to items (i) through (v) above until such time as the Servicer transfers any such payment to the Trustee for deposit in the Collection Account.

         Section 3.04. Servicer Advances. Not later than 10:00 a.m., Minneapolis time, on the Determination Date prior to each Payment Date, the Servicer shall make a Servicer Advance for each Lease Contract which is a Delinquent Lease Contract on such date by remitting to the Trustee for deposit in the Collection Account an amount equal to the Scheduled Payments, or portion thereof, which were due in the prior Due Period but not received and deposited in the Collection Account on or prior to such Determination Date; provided, however, that the Servicer shall not be obligated to make any Servicer Advance pursuant to this Section 3.04 that the Servicer determines in good faith, and in accordance with its customary servicing practices, is unlikely to be eventually repaid from Scheduled Payments made by or on behalf of the related Customer; further provided, that the Servicer may not make a Servicer Advance with respect to a Lease Contract once it has become a Defaulted Lease Contract. On each
Determination Date, the Servicer shall deliver to the Trustee the Monthly Servicer's Report listing the aggregate amount of Scheduled Payments not received for the immediately prior Due Period, the amount of Servicer Advances, and the amounts which it has determined in its sole discretion, and in accordance with its customary servicing practices, are unlikely to be recoverable from the related Customers.

         Section 3.05. Financing Statements. The Servicer shall, at its own expense, make all UCC filings and recordings as may be required pursuant to the terms of the Indenture. The Servicer shall, in accordance with its customary servicing procedures and at its own expense, be responsible for such steps as are necessary to maintain perfection of such security interests. The Trustee hereby authorizes the Servicer to re-perfect or to cause the re-perfection of such security interest on its behalf as Trustee, as necessary.

         Section 3.06. Maintenance of Insurance Policy; Insurance Proceeds. The Servicer shall verify, monitor and enforce the acquisition and/or maintenance of Insurance Policies by a Customer in a manner consistent with past practice, provided that the Servicer shall do so in a manner consistent with that practiced by other lessors in the vendor leasing industry with respect to similar lease contracts and equipment owned or serviced by them. Any Insurance Proceeds shall be remitted to the Trustee for deposit in the Collection Account pursuant to Section 3.03(a).

         Section 3.07. Personal Property and Sales Taxes. The Servicer shall, on behalf of the Issuer, pay or cause to be paid all personal property, sales and use taxes on or with respect to the Equipment, or the acquisition or leasing thereof, as and when such taxes become due, to the extent a Customer has paid amounts to the Servicer or into the Lockbox Account for such taxes. The Servicer shall also cause to be filed in a timely manner any and all returns and reports required in connection with the payment of such taxes.

         Section 3.08. No Offset. Prior to the termination of this Agreement, the obligations of the Servicer under this Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Issuer, the Trustee or any Noteholder whether in respect of this Agreement, the Indenture, the Notes, the Contribution Agreement, any Lease Contract, Lease Receivable, Equipment or otherwise.

         Section  3.09.   Servicing   Compensation.   As  compensation  for  the
performance of its obligations under this Agreement, the Servicer shall be entitled to receive the Servicer Fee and the Servicing Charges. The Servicer Fee shall be paid monthly, commencing on the Initial Payment Date and terminating on the first to occur of (i) the receipt of the last Scheduled Payment and related Residual Proceeds with respect to the last remaining Lease Contract, (ii) the receipt of Recoveries and Insurance Proceeds with respect to the last remaining Lease Contract, or (iii) the date on which the Issuer or the Contributor purchases the last remaining Lease Contract or Lease Receivable, as the case may be. The Servicer Fee shall be paid by the Issuer to the Servicer at the times and in the priority as set forth in the Indenture. The Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder, including, without limitation, payment of the fees and disbursements of the Independent Accountants, payment of expenses incurred in connection with distributions and reports to the Trustee and the Noteholders and payment of the Fees of the Lockbox Bank under the Lockbox Agreement, and shall not be entitled to reimbursement for such expenses; provided, however, that the Servicer will be entitled to prompt reimbursement from the Issuer for reasonable costs and expenses incurred by the Servicer (including reasonable attorney's fees and out-of-pocket expenses) in connection with the realization, attempted realization or enforcement of rights and remedies upon Defaulted Lease Contracts, from amounts received as Recoveries from any Defaulted Lease Contracts.

         Section 3.10. Substitution or Purchase of Lease Contracts and Lease Receivables. (a) The Servicer shall not allow termination of a Lease Contract prior to the scheduled expiration date or prepayment of any Lease Contract (except as may be specifically required under such Lease Contract in connection with a casualty to the related Equipment), unless the Issuer has (i) pledged to the Trustee a Substitute Lease Contract, a Substitute Lease Receivable and the related Equipment, and delivered to the Trustee the original executed counterpart of such Substitute Lease Contract or (ii) remitted the Purchase Price of such prepaid Lease Contract and the related Equipment to the Servicer for deposit in the Collection Account in accordance with Section 3.03(a) hereof; provided, further, that purchases and substitutions of Lease Contracts pursuant to this subparagraph (a) shall comply with the requirements of Section 4.03 of the Indenture and the criteria set forth in Section 3.04 of the Contribution Agreement.

         (b) The Servicer shall permit the Issuer to (i) obtain the release of the Trustee's security interest in any Defaulted Lease Contract or Delinquent Lease Contract by remittance by the Issuer to the Servicer for deposit in the Collection Account in accordance with Section 3.03(a) hereof or (ii) substitute for any Defaulted Lease Contract or Delinquent Lease Contract a Substitute Lease Contract, a Substitute Lease Receivable and the related Equipment upon the delivery to the Trustee of the original executed counterpart of the Substitute Lease Contract; provided that, releases and substitutions of Lease Receivables pursuant to this subparagraph (b) shall comply with the requirements of Section
4.03 of the Indenture and the criteria set forth in Section 3.04 of the Contribution Agreement.

         (c) Notwithstanding any other provision contained in this Agreement, the Servicer shall not, with respect to a Defaulted Lease Contract, negotiate or enter into a new lease with the Customer relating to the Equipment or the Customer's obligations under such Defaulted Lease Contract unless the Issuer has obtained a release of the Trustee's security interest in, or made a substitution for, the Lease Contract in the manner set forth in subsection (b) hereof.

         (d) In the event that the Contributor is required, as a result of the breach by it of certain representations or warranties, to obtain a release of the Trustee's security interest in a Lease Contract or to substitute a Lease Contract pursuant to Section 3.03 of the Contribution Agreement, the Servicer shall permit such release or substitution in accordance with the terms of Sections 3.03 and 3.04 thereof.

         Section 3.11. Vendor Agreements. The Servicer shall comply at all times with the terms and provisions of each Vendor Agreement to the extent that such Vendor Agreement applies to any Lease Contract.

                                    Article 4

                       Accountings, Statements and Reports

         Section 4.01. Monthly Servicer's Reports. No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer shall deliver to the Issuer, the Placement Agent, the Trustee and each Noteholder the Monthly Servicer's Report in the form attached as Exhibit A with respect to the activity in the immediately preceding Due Period. In the course of preparing the Monthly Servicer's Report, the Servicer shall seek direction from the Issuer as to remittance of the funds to be paid pursuant to Section 12.02(d)(vii) of the Indenture. Lease Contracts and Lease Receivables which have been substituted for or purchased by the Company or the Issuer shall be identified by the related Customer lease number. On each Payment Date, the Servicer shall deliver to the Trustee a computer disk or tape in a format acceptable to the Trustee containing the information from which the Servicer prepared the Monthly Servicer's Report, as well as any additional information reasonably requested by the Trustee prior to such Payment Date. The Trustee shall have no responsibility to review or otherwise examine the content of the computer disk or tape, and holds the computer disk or tape solely for purposes of easing the transition to successor servicer, should such transition be necessitated.

         Section 4.02. Financial Statements; Certification as to Compliance; Notice of Default. (a) The Servicer (and the successor Servicer if the initial Servicer is no longer the Servicer) shall deliver to the Trustee, the Placement Agent and each Holder (and, upon the request of any Noteholder, to any prospective transferee of any Note):

                  (i) within one hundred and twenty (120) days after the end of each fiscal year of the Reported Company, a copy of the Reported Company's Financial Statements, all in reasonable detail and accompanied by an opinion of a firm of independent certified public accountants stating that such financial statements present fairly the financial condition of the Reported Company (or, in the case of a successor Servicer, such successor Servicer's financial condition) and have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application in which such accountants concur), and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as were considered necessary in the circumstances;

                  (ii) with each set of Reported Company's Financial Statements delivered pursuant to subsection (a)(i) above, an Officer's Certificate stating that such officer has reviewed the relevant terms of the Indenture, the Contribution Agreement and this Agreement, and has made, or caused to be made, under such officer's supervision, a review of the transactions and conditions of the Reported Company during the period covered by the Reported Company's Financial Statements then being furnished, that the review has not disclosed the existence of any Servicer Default or Servicer Event of Default or, if a Servicer Default or a Servicer Event of Default exists, describing its nature and what action the Servicer has taken and is taking with respect thereto, and that on the basis of such review the officer signing such certificate is of the opinion that during such period the Servicer has serviced the Lease Contracts in compliance with the procedures hereof except as disclosed in such certificate;

                  (iii) immediately upon becoming aware of the existence of any condition or event which constitutes a Servicer Default or a Servicer Event of Default, a written notice describing its nature and period of existence and what action the Servicer is or proposes to take with respect thereto;

                  (iv) promptly upon the Servicer's becoming aware of:

                           (A) any  proposed or pending  investigation  of it or
                  the Issuer by any governmental authority or agency, or

                           (B) any pending or proposed  court or  administrative
                  proceeding which involves or may involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Servicer, the Contributor or the Issuer, a written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits;

                  (v) with reasonable promptness any other data and information which may be reasonably requested from time to time, including without limitation any information required to be made available at any time to any prospective transferee of any Notes in order to satisfy the requirements of Rule 144A under the Securities Act of 1933, as amended; and

                  (vi) quarterly, unaudited versions of the Reported Company's consolidated balance sheet and income statement.

         (b) On or before each July 31, so long as any of the Notes are outstanding, the Servicer shall furnish to the Trustee an Officer's Certificate either stating that such action has been taken with respect to the recording, filing, and rerecording and refiling of any financing statements and continuation statements as necessary to maintain the security interest of the Trustee created by the Indenture with respect to the Trust Estate and reciting the details of such action or stating that no such action is necessary to maintain such security interest. Such Officer's Certificate shall also describe the recording, filing, rerecording and refiling of any financing statements and continuation statements that will be required to maintain the security interest of the Trustee in the Trust Estate until the date such next Officer's Certificate is due.

         Section 4.03. Independent Accountants' Reports. After the third month after the Closing Date and each fiscal year of the Issuer thereafter (commencing with the fiscal year ending March 31, 1997), the Servicer at its expense shall cause the Independent Accountants (who may also render and deliver other services to the Servicer and its Affiliates) to prepare an agreed-upon procedures letter addressed to the Servicer and the Trustee as of the close of the applicable month or the close of such year, to the effect that the Independent Accountants have compared the information contained in the Monthly Servicer's Reports delivered for the relevant period with information contained in the accounts and records for such period, and, where applicable, on the basis of such procedures and comparison, report matters which come to the Independent Accountants' attention to indicate that the information contained in the Monthly Servicer's Reports does not reconcile with the information contained in the Servicer's accounts and records. If any letter delivered pursuant to this
Section 4.03 (commencing with the letter relating to the fiscal year ending March 31, 1997) discloses such exceptions, the Servicer at its expense shall cause the Independent Accountants to deliver an agreed-upon procedures letter addressed to the Servicer and the Trustee for each subsequent three-month period. Such obligation shall continue until the Independent Accountants deliver a letter relating to a three-month period that does not disclose any such exceptions. Thereafter, the Servicer shall cause a letter to be delivered relating to each fiscal year in accordance with the first sentence of this
Section 4.03. The Servicer shall deliver to the Trustee a copy of any such agreed-upon procedures letters within ninety (90) days of the close of the relevant period.

         Section 4.04. Access to Certain Documentation and Information. (a) The Servicer shall provide to the Trustee or any Noteholder and their duly authorized representatives, attorneys or accountants access to any and all documentation and to any existing data processing systems (including, but not limited to, any data that can reasonably be generated therefrom) regarding the Trust Estate (including the Lease Schedule) that the Servicer may possess, such access being afforded without charge but only upon reasonable request and during normal business hours so as not to interfere unreasonably with the Servicer's normal operations or customer or employee relations, at offices of the Servicer designated by the Servicer. Upon the occurrence of a Servicer Event of Default (as defined in Article 6 of the Indenture), the Servicer shall provide to the Trustee and any successor servicer such access to documentation and data processing systems as is necessary to facilitate the transfer of servicing duties from the Servicer to any successor servicer as soon as possible.

         (b) At all times during the term hereof, the Servicer shall keep available at its principal executive office for inspection by Noteholders and the Trustee a list of all Lease Contracts the interests in which are then held as a part of the Trust Estate, together with a reconciliation of such list to that set forth in the Lease Schedule and each of the Monthly Servicer's Reports, indicating the cumulative addition and removal of the Issuer's interest in the Lease Contracts from the Trust Estate.

         (c) The Servicer will maintain accounts and records as to each respective Lease Contract serviced by the Servicer that are accurate and sufficiently detailed as to permit (i) the reader thereof to know as of the most recent Calculation Date the status of such Lease Contract, including any payments, Insurance Proceeds, Residual Proceeds and Recoveries received or owing (and the nature of each) thereon and (ii) the reconciliation between payments, Insurance Proceeds, Residual Proceeds or Recoveries on (or with respect to) each Lease Contract and the amounts from time to time deposited in the Collection Account in respect of such Lease Contract.

         (d) The Servicer will maintain all of its computerized accounts and records so that, from and after the time of the acquisition of an interest in the Lease Assets by the Issuer and the grant of the security interest in the Lease Contracts, the Lease Receivables and the related Equipment to the Trustee, the Servicer's accounts and records (including any back-up computer archives) that refer to any Lease Contract, Lease Receivable or Equipment indicate clearly that the Lease Contracts, the Lease Receivables and the related Equipment are owned by the Issuer and are pledged to the Trustee for the benefit of the Noteholders. Indication of the Trustee's interest in a Lease Contract or a Lease Receivable will be deleted from or modified on the Servicer's accounts and records when, and only when, the related Lease Contract has been paid in full, replaced with a Substitute Lease Contract or purchased by the Contributor or the Issuer or assigned to the Servicer pursuant to this Agreement, as the case may be. The indication of the Trustee's interest in an item of Equipment may be deleted only if such Equipment is sold in accordance with the Transaction Documents.

         (e) Nothing in this Section 4.04 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Customers, and the failure to provide information otherwise required by this Section 4.04 as a result of such observance by the Servicer, shall not constitute a breach of this Section 4.04.

         (f) All information obtained by the Trustee or any Noteholder regarding the Customers and the Lease Contracts, whether upon exercise of its rights under this Section 4.04 or otherwise, shall be maintained by the Trustee or the Noteholder, as applicable, in confidence and shall not be disclosed to any other Person, unless such disclosure does not violate any applicable law or regulation or any proprietary rights of the Contributor, the Issuer or the Servicer, or unless such disclosure is necessary to enforce the rights of the Trustee under this Servicing Agreement and the Indenture or unless ordered to so disclose by a court of appropriate jurisdiction.

         Section 4.05. Trustee to Cooperate. Upon payment (including through application of any prepayment) in full of any Lease Contract, the Servicer will notify the Trustee by written certification (which certification shall include a statement to the effect that all amounts received in connection with such payments in full which are required to be deposited in the Collection Account pursuant to Section 3.03 hereof have been so deposited) of a Servicing Officer and shall request delivery of the Lease Contract to the Servicer. Upon receipt of such delivery request, the Trustee shall, within seven (7) days of such request, in proper form, by the Servicer, release such Lease Contract to the Servicer. Upon release of such Lease Contract, the Servicer is authorized to execute an instrument in satisfaction of such Lease Contract and to do such other acts and execute such other documents as it deems necessary to discharge the Customer thereunder and, if applicable, release any security interest in the Equipment related thereto. The Servicer shall determine when a Lease Contract has been paid in full. Upon the written request of a Servicing Officer and subject to the Trustee's rights to indemnity contained herein and in the Indenture, the Trustee shall perform such other acts as reasonably requested in writing by the Servicer and otherwise cooperate with the Servicer in enforcement of the Noteholders' rights and remedies with respect to Lease Contracts. Subject to the terms of the Indenture, the Trustee has no liability for the acts of the Servicer hereunder.

         Section 4.06. Oversight of Servicing. (a) Prior to each Payment Date, the Trustee shall review the Monthly Servicer's Report related thereto and shall determine the following:

                  (i) that such Monthly Servicer's Report is complete on its face;

                  (ii) that the amount deposited into the Collection Account from the Lockbox Account is the same as the amount set forth in the Monthly Servicer's Report as so credited; and

                  (iii) that the amounts credited to and withdrawn from the Collection Account and the Pre-Funding Account and the balance of such account, as set forth in the records of the Trustee, are the same as the amount set forth in the Monthly Servicer's Report.

         (b) In the event of any discrepancy between the information set forth in subparagraph (a) as calculated by the Servicer from that determined or calculated by the Trustee, the Trustee shall promptly notify the Servicer of such discrepancy. If within thirty (30) days of such notice being provided to the Servicer, the Trustee and the Servicer are unable to resolve such discrepancy, the Trustee shall promptly notify the Holders of the Notes of such discrepancy. The Trustee is not required to take any other action at such time unless so directed in writing by the Servicer.

         (c) Based solely on the information included in the Lease Schedule delivered on the Delivery Date and the electronic reports provided on each Payment Date thereafter, the Trustee shall determine that any Substitute Lease Contracts delivered under Section 3.10 satisfy the Substitution Criterion described in Section 3.04(b) of the Contribution Agreement.

         (d) Other than as specifically set forth elsewhere in this Agreement, the Trustee shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer and shall have no liability for any action taken or omitted by the Servicer.

         (e) The Trustee shall consult fully with the Servicer as may be necessary from time to time to perform or carry out the Trustee's obligations hereunder. The Servicer hereby agrees to cooperate as necessary with the Trustee.

                                    Article 5

                           The Servicer and the Issuer

         Section 5.01. Servicer Indemnification. (a) The Servicer shall indemnify and hold harmless the Trustee, the Contributor, the Issuer, the Placement Agent and the Trust Estate, for the benefit of the Noteholders, from and against any loss, liability, claim, expense, damage or injury suffered or sustained to the extent that such loss, liability, claim, expense, damage or injury arose out of or was imposed by reason of the failure by the Servicer to perform its duties under this Agreement or are attributable to errors or omissions of the Servicer related to such duties; provided, however, that the Servicer shall not indemnify any party to the extent that acts of fraud, gross negligence or breach of fiduciary duty by such party contributed to such loss, liability, claim, expense, damage or injury.

         (b) Indemnification under this Section 5.01 shall include, without limitation, reasonable fees and expenses of counsel and expenses of litigation reasonably incurred. If the Servicer has made any indemnity payments to the Trustee, the Placement Agent or the Noteholders pursuant to this Section and such party thereafter collects any of such amounts from others, such party will promptly repay such amounts collected to the Servicer, without interest. The provisions of this Section 5.01 shall survive any expiration or termination of this Agreement.

         Section 5.02. Corporate Existence; Reorganizations. (a) The Servicer shall keep in full effect its existence and good standing as a corporation in the state of its incorporation and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to enable the Servicer to perform its duties under this Agreement, except where the failure to so qualify would not have a material adverse effect on the Trust Estate or the ability of the Servicer to perform its duties hereunder; provided, however, that the Servicer may reincorporate in another state, if to do so would be in the best interests of the Servicer and would not have a material adverse effect upon the Noteholders.

         (b) The Servicer shall not (i) (other than pursuant to one or more additional lease financings) convey, transfer or lease substantially all of its assets as an entirety to any Person, or (ii) merge or consolidate with another Person, unless (A) such Person or the merged or consolidated entity acquires substantially all the assets of the Servicer as an entirety and executes and delivers to the Contributor, the Issuer and the Trustee an agreement, in form and substance reasonably satisfactory to the Contributor, Issuer and the Trustee, which contains an assumption by such Person or entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Agreement and (B) the Servicer has obtained the prior written consent of the Holders of a majority in principal amount of the Notes Outstanding.

         Section 5.03. Limitation on Liability of the Servicer and Others. Except as provided in Section 5.01, neither the Servicer nor any of the officers, directors, employees or agents of the Servicer shall be under any liability for any action taken or for refraining from the taking of any action in its capacity as Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such person against any liability which would otherwise be imposed by reason of willful misconduct, bad faith or gross negligence (which includes negligence with respect to the duties of the Servicer explicitly set forth in this Agreement) in the performance of its duties hereunder. The Servicer and any officer, director, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person with respect to any matters arising hereunder. No implied covenants or obligations shall be read into the Servicing Agreement against the Servicer. In the event the Servicer performs any activities beyond the requirements of this Agreement, the Servicer shall have the option but will not be required to perform such activities in the future.

         Section 5.04. The Servicer Not to Resign. (a) The Servicer shall not resign from the duties and obligations hereby imposed on it by this Agreement except upon a determination by its Board of Directors that by reason of change in applicable legal requirements, with which the Servicer cannot reasonably comply, the continued performance by the Servicer of its duties under this Agreement would cause it to be in violation of such legal requirements, said determination to be evidenced by a resolution from its Board of Directors to such effect, accompanied by an Opinion of Counsel to such effect and reasonably satisfactory to the Trustee.

         (b) No such resignation shall become effective until a successor Servicer shall have assumed the responsibilities and obligations of the Servicer hereunder.

         (c) Except as provided in Sections 5.02 and 6.01 hereof, the duties and obligations of the Servicer under this Agreement shall continue until this Agreement shall have been terminated as provided in Section 8.01 hereof, and shall survive the exercise by the Issuer or the Trustee of any right or remedy under this Agreement, or the enforcement by the Issuer, the Trustee or any Noteholder of any provision of the Notes or this Agreement.

         Section 5.05. Issuer Indemnification. The Issuer shall indemnify and hold harmless the Servicer (but solely from the amounts to be distributed as set forth in Section 12.02(d)(vii) of the Indenture) from and against any loss, liability, expense, damage or injury suffered or sustained by the Servicer, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim, which arises out of the Servicer's activities hereunder; provided, however, that the Issuer shall not indemnify the Servicer if the Servicer's activities constituted fraud, willful misconduct, gross negligence (which includes negligence with respect to the duties of the Servicer which are explicitly set forth in this Agreement) or breach of fiduciary duty by the Servicer or for any amounts for which the Servicer is obligated to indemnify the Issuer or other Persons pursuant to
Section 5.01 hereof.

                                    Article 6

                              Servicing Termination

         Section 6.01. Servicer Events of Default. (a) Any of the following acts or occurrences shall constitute a Servicer Event of Default:

                  (i) any failure by the Servicer to deliver to the Trustee for payment to Noteholders any proceeds or payments received from a Customer or in respect of the Trust Estate and required to be so delivered under the terms of the Indenture and this Agreement that continues unremedied until 10:00 a.m., Minneapolis time, for two Business Days; provided, however, that the Trustee, upon receiving actual knowledge of such failure, shall give the Servicer prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

                  (ii)  any  failure  by  the  Servicer  to  deliver  a  Monthly
         Servicer's Report pursuant to Section 4.01 hereof that continues unremedied until 10:00 a.m., Minneapolis time, the Business Day following the date delivery is required; provided, however, that if the Servicer has not delivered the Monthly Servicer's Report by 12:00 noon, Minneapolis time, on the Determination Date, the Trustee shall give the Servicer notice of such failure. Notwithstanding the foregoing, any failure by the Trustee to deliver such notice to the Servicer shall not prohibit the occurrence of a Servicer Event of Default; or

                  (iii) any failure by the Servicer to make a Servicer Advance pursuant to Section 3.04 hereof or to deposit any Purchase Price received by it that continues unremedied until 10:00 a.m., Minneapolis time, the following Business Day following the date delivery is required; provided, however, that if the Servicer has not made the Servicer Advance or deposited any Purchase Price received by it by 12:00 noon, Minneapolis time, on the Determination Date and the Trustee has received written notification from the Servicer by way of the Monthly Servicer's Report or otherwise that such Servicer Advance or Purchase Price is to be paid, the Trustee shall give the Servicer prompt written, telecopied or telephonic notice of such failure. Notwithstanding the foregoing, any failure by the Trustee to deliver such notice to the Servicer shall not prevent the occurrence of a Servicer Event of Default; or

                  (iv) any failure by the Servicer to make remittances or deliver notices pursuant to Section 3.03 hereof, that continues unremedied until 10:00 a.m., Minneapolis time, of the third successive Business Day; or

                  (v) any failure on the part of the Servicer duly to observe or perform any other covenants or agreements of the Servicer set forth in this Agreement or the Indenture, as the case may be, or any representation or warranty of the Servicer set forth in Section 2.01 of this Agreement shall prove to be incorrect in any material respect, which failure or breach continues unremedied for a period of thirty
         (30) days after the date on which the Servicer becomes aware of such failure or breach, or written notice of such failure or breach, requiring the situation giving rise to such breach or non-conformity to be remedied, shall have been given to a Servicing Officer of the Servicer by the Trustee or the Issuer or to a Servicing Officer of the Servicer and the Trustee by Holders of Notes representing not less than 25% of the aggregate principal amount of the Notes Outstanding; or

                  (vi) any assignment by the Servicer to a delegate of its duties or rights under this Agreement, except as specifically permitted hereunder, or any attempt to make such an assignment; or

                  (vii) the entry of a decree or order for relief by a court having jurisdiction in respect of the Servicer or a petition against the Servicer in an involuntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Servicer or for any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Servicer and the continuance of any such decree or order unstayed and in effect, or failure for such petition to be dismissed, for a period of 60 consecutive days; or

                  (viii) the commencement by the Servicer of a voluntary case under any federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency, reorganization or similar law, or the consent by the Servicer to the appointment of or taking possession by a conservator, receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official in any insolvency, readjustment of debt, marshalling of assets and liabilities, bankruptcy or similar proceedings of or relating to the Servicer or relating to a substantial part of its property, or the making by the Servicer of an assignment for the benefit of creditors, or the failure by the Servicer generally to pay its debts as such debts become due or if the Servicer shall admit in writing its inability to pay its debts as they become due, or the taking of corporate action by the Servicer in furtherance of any of the foregoing; or

                  (ix) the occurrence of a Trigger Event if the initial Servicer is the Servicer.

         (b) So long as a Servicer Event of Default shall not have been remedied within the period set forth in subparagraphs (i), (ii), (iii), (iv), (v) or
(vii) above, as applicable, the Trustee shall, by notice (the "Servicer Termination Notice") given in writing to the Servicer, terminate all, but not less than all, of the rights and obligations of the Servicer under this Agreement. Notwithstanding the foregoing, a delay in or failure of performance under Sections 6.01(a)(ii) or 6.01(a)(v) hereof for a period of 30 or more days shall not constitute a Servicer Event of Default if such delay or failure could not have been prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes; provided, however, that in any event, such delay or failure shall constitute a Servicer Event of Default if it continues unremedied for a period of thirty (30) days. The preceding sentence shall not relieve the Servicer from using its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement.

         (c) In the event of the occurrence of a Trigger Event, the Trustee may, and if directed by Holders of Notes representing at least 66-2/3% of the aggregate amount of Notes Outstanding, shall, by a Servicer Termination Notice given in writing to the Servicer, terminate all but not less than all of the rights and obligations of the Servicer under this Agreement.

         (d) In the event that Sunrise Leasing Corporation resigns or is terminated as Servicer pursuant to this Agreement and a successor Servicer is appointed hereunder, the Holders of Notes representing at least 66-2/3% of the aggregate amount of the Notes Outstanding may direct the Trustee to, and the Trustee shall, terminate, by a Servicer Termination Notice given in writing to such successor Servicer, all but not less than all of the rights and obligations of such successor Servicer under this Agreement and appoint a new successor Servicer which has been approved by such Holders.

         (e) On or after the receipt by the Servicer of a Servicer Termination Notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes or the Lease Contracts or otherwise shall pass to and be vested in the successor Servicer appointed pursuant to Section 6.02 hereof, and, without limitation, such successor Servicer is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer of the Lease Contracts and related documents, or otherwise. The Servicer agrees to cooperate with the Trustee and the successor Servicer in effecting the termination of the responsibilities and rights of the Servicer hereunder, including, without limitation, the transfer to the successor Servicer for administration by it of all cash amounts that shall at the time be held by the Servicer for deposit, or have been deposited by the Servicer or thereafter received with respect to Lease Contracts. To assist the successor Servicer in enforcing all rights under the Lease Contracts and the Insurance Polices to the extent they relate to the Lease Contracts, the outgoing Servicer, at its own expense, shall transfer its records (electronic and otherwise) relating to such Lease Contracts to the successor Servicer in such form as the successor Servicer may reasonably request and shall transfer the related Lease Contracts (to the extent not held by the Trustee) and all other records, correspondence and documents relating to the Lease Contracts that it may possess to the successor Servicer in the manner and at such times as the successor Servicer shall reasonably request. In addition to any other amounts that are then payable to the Servicer under this Agreement, the Servicer shall be entitled to receive reimbursements for any unreimbursed Servicer Advance made during the period prior to the delivery of a Servicer Termination Notice pursuant to this Section
6.01 which terminates the obligations and rights of the Servicer under this Agreement.

         Section 6.02.  Appointment of Successor Servicer.  (a)

                  (i) On and after the time the Servicer resigns as Servicer pursuant to Section 5.04 hereof or is terminated as Servicer pursuant to a Servicer Termination Notice pursuant to Section 6.01 hereof, the Trustee shall appoint a successor Servicer acceptable to the Holders of Notes representing at least 66-2/3% of the aggregate amount of the Notes Outstanding.

                  (ii) The successor Servicer shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof; provided, however, that the successor Servicer (x) shall not be required to make any Servicer Advance if such Servicer Advance would be prohibited by applicable law and (y) shall not be liable for any acts or omissions of the outgoing Servicer or for any breach by the outgoing Servicer of any of its representations and warranties contained herein or in any related document or agreement. Subject to the consent of the Holders representing at least 66-2/3% of the aggregate amount of the Notes Outstanding, the successor Servicer may subcontract with another firm to act as subservicer so long as the successor Servicer remains fully responsible and accountable for performance of all obligations of the Servicer on and after the time the Servicer receives the Servicer Termination Notice. The successor Servicer shall be entitled to the Servicer Fee in connection with acting as Servicer hereunder.

         (b) The Servicer, the Issuer, the Trustee and such successor Servicer shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Upon such succession, the successor Servicer shall notify the Customers that it has been appointed Servicer under this Agreement with respect to the Lease Contracts.

         Section 6.03. Notification to Noteholders. The Servicer shall promptly notify the Issuer and the Trustee of any Servicer Event of Default upon actual knowledge thereof by a Servicing Officer. Upon any termination of, or appointment of a successor to, the Servicer pursuant to this Article 6, the Trustee shall give prompt written notice thereof to the Noteholders at their respective addresses appearing in the Note Register.

         Section 6.04. Waiver of Past Defaults. The Trustee shall, at the direction of the Holders of Notes representing more than 66-2/3% of the aggregate amount of the Notes Outstanding, on behalf of all Noteholders, waive any default by the Servicer in the performance of its obligations hereunder and its consequences, other than a default with respect to required deposits and payments in accordance with Article 3 or a default of the type set forth in clause (vii) or (viii) of Section 6.01(a) hereof, which waiver shall require the consent of each Noteholder. Upon any such waiver of a past default, such default shall cease to exist, and any Servicer Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly waived.

         Section 6.05. Effects of Termination of Servicer. (a) Upon the appointment of the successor Servicer, the predecessor Servicer shall remit any Scheduled Payments and any other payments or proceeds that it may receive pursuant to any Lease Contract or otherwise to the successor Servicer after such date of appointment.

         (b) After the delivery of a Servicer Termination Notice, the outgoing Servicer shall have no further obligations with respect to the management, administration, servicing, enforcement, custody or collection of the Lease Contracts, and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer, promptly on receipt and in the same form in which received, any amounts held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect them) received as payments upon or otherwise in connection with the Lease Contracts. The outgoing Servicer's indemnification obligations pursuant to Section 5.01 hereof will survive the termination of the Servicer but will not extend to any acts or omissions of a successor Servicer.

         Section 6.06. No Effect on Other Parties. Upon any termination of the rights and powers of the Servicer pursuant to Section 6.01, or upon any appointment of a successor Servicer, all the rights, powers, duties and obligations of the other parties under this Agreement, the Indenture, the Contribution Agreement and the Purchase Agreement shall remain unaffected by such termination or appointment and shall remain in full force and effect thereafter.


                                    Article 7

                            Miscellaneous Provisions

         Section 7.01. Termination of the Servicing Agreement. (a) Other than as set forth herein, the respective duties and obligations of the Servicer, the Issuer and the Trustee created by this Agreement shall terminate upon the discharge of the Indenture in accordance with its terms; and the respective duties and obligations of the Trustee shall terminate with respect to the Trustee in the event the Trustee resigns or is replaced under Section 7.09 of the Indenture; provided, however, that no resignation or removal of the Trustee and no appointment of a successor Trustee shall become effective until the acceptance of appointment by the successor Trustee under Section 7.10 of the Indenture. Upon the termination of this Agreement pursuant to this Section 7.01(a), the Servicer shall pay all monies with respect to the Lease Contracts, the Lease Receivables and the related Equipment held by the Servicer, and to which the Servicer is not entitled, to the Issuer or upon the Issuer's order. The Servicer's indemnification obligations pursuant to Section 5.01 hereof will survive the termination of this Agreement.

         (b) This Agreement shall not be automatically terminated as a result of an Event of Default under the Indenture or any action taken by the Trustee thereafter with respect thereto, and any liquidation or preservation of the Trust Estate by the Trustee thereafter shall be subject to the rights of the Servicer to service the Lease Receivables and to collect servicing compensation as provided hereunder; provided, however, that nothing in this Section 7.01 shall be construed to limit the Trustee's right to foreclose on or otherwise liquidate the Lease Assets in accordance with the Indenture.

         Section 7.02. Amendments. (a) This Agreement may be amended from time to time by the Issuer, the Servicer and the Trustee, without the consent of any of the Noteholders, to cure any ambiguity, to correct or supplement any provisions herein that may be inconsistent with any other provisions herein and therein, as the case may be, or to add or amend any other provisions with respect to matters or questions arising under this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Noteholder.

         (b) This Agreement may also be amended from time to time by the Issuer and the Servicer, with the consent of the Trustee, and the holders of not less than 66-2/3% in aggregate principal amount of Notes outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such amendment shall, without the consent of each Noteholder (i) alter the priorities with which any allocation of funds shall be made under this Agreement; (ii) permit the creation of any lien on the Trust Estate (other than the lien of the Indenture) or any portion thereof or deprive any such Noteholder of the benefit of this Agreement with respect to the Trust Estate or any portion thereof; or (iii) modify this
Section 7.02 or Sections 6.02 or 6.04 hereof.

         (c) Promptly after the execution of any amendment, the Servicer shall send to the Trustee and each Holder of the Notes a conformed copy of each such amendment.

         (d) It shall not be necessary, in any consent of Noteholders under this
Section 7.02, to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consent and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (e) Any amendment or modification effected contrary to the provisions of this Section 7.02 shall be void.

         Section 7.03. Governing Law. This Agreement shall be construed in accordance with the internal laws of the State of Minnesota without regard to conflict of laws principles and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

         Section 7.04. Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified United States mail, postage prepaid, or via facsimile with confirmation in writing and addressed as follows:

         (a) if to the Issuer, at 5500 Wayzata Boulevard, Suite 725, Golden Valley, Minnesota 55416 (telephone (612) 513-3280), Attention: President;

         (b) if to the Contributor, at 5500 Wayzata Boulevard, Suite 725, Golden Valley, Minnesota 55416 (facsimile (612) 513-3299), Attention: President;

         (c) if to the Servicer, at 5500 Wayzata Boulevard, Suite 725, Golden Valley, Minnesota 55416 (facsimile (612) 513-3299), Attention: President;

         (d)  if  to  the  Trustee,   at  Sixth  Street  and  Marquette  Avenue,
Minneapolis, Minnesota (facsimile (612) 667-3539), Attention: Corporate Trust Services-Asset-Backed Administration;

         (e) if to any Noteholder, at its address for notices specified in the Note Register; and

         Any of the Persons in subclauses (a) through (c) above may change the address for notices hereunder by giving notice of such change to other Persons. Any change of address shown on the Note Register shall, after the date of such change, be effective to change the address for such Noteholder hereunder. All notices and demands shall be deemed to have been given either at the time of the delivery thereof to any officer of the Person entitled to receive such notices and demands at the address of such Person for notices hereunder, or on the third day after the mailing thereof to such address, as the case may be.

         Section 7.05. Severability of Provisions. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid, such provisions shall be deemed severable from the remaining covenants and provisions of this Agreement, and shall in no way affect the validity or enforceability of such remaining provisions, the rights of any parties hereto, or the rights of the Trustee or any Noteholder. To the extent permitted by law, the parties hereto waive any provision of law which renders any provision of this Agreement prohibited or unenforceable in any respect.

         Section 7.06. Binding Effect. All provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Noteholders. This Agreement may not be modified except by a writing signed by all parties hereto.

         Section 7.07. Article Headings and Captions. The article headings and captions in this Agreement are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

         Section 7.08. Legal Holidays. In the case where the date on which any action required to be taken, document required to be delivered or payment required to be made is not a Business Day, such action, delivery or payment need not be made on such date, but may be made on the next succeeding Business Day.

         Section 7.09. Assignment for Security for the Notes. The Servicer understands that the Issuer will assign to and grant to the Trustee a security interest in all of its right, title and interest to this Agreement. The Servicer consents to such assignment and grant and further agree that all representations, warranties, covenants and agreements of the Servicer made herein shall also be for the benefit of and inure to the Trustee and all Holders from time to time of the Notes.

         Section 7.10. No Servicing Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04 hereof, this Agreement may not be assigned by the Issuer, the Contributor or the Servicer (except with respect to the appointment of a subservicer) without the prior written consent of the Holders of Notes representing not less than 66-2/3% of the aggregate amount of the Notes Outstanding.

         Section 7.11. Counterparts. This Agreement may be executed in one or more counterparts all of which together shall constitute one original document.

         Section  7.12.   Trustee's   Protections   Under  the  Indenture.   All
protections, indemnities and rights provided to the Trustee under Article 7 of the Indenture with respect to the duties of the Trustee duties under the Indenture shall apply with equal force and effect to the duties of the Trustee under this Servicing Agreement.
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         In WITNESS WHEREOF,  the Issuer, the Contributor,  the Servicer and the
Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date and year first above written.




                                 Sunrise Funding Corporation I, as Issuer

                                  By       /s/ R. Bradley Pike
                                  Name:    R. Bradley Pike
                                  Title:   President

                                 SUNRISE LEASING CORPORATION, as
                                   Contributor and as Servicer

                                   By       /s/ Barry J. Schwach
                                   Name:    Barry J. Schwach
                                   Title:   Chief Financial Officer

                                  NORWEST BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, as Trustee

                                    By       /s/ Thomas Wraalstad
                                    Name:   Thomas Wraalstad
                                    Title:  Corporate Trust Officer